UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2020, Arcimoto, Inc., (the “Company”) entered into an agreement to purchase certain buildings and real estate located within the City of Eugene, Oregon.

The Company has agreed to purchase the properties commonly known as 311 Chambers Street and 1480 West 3rd Avenue, from RLA Holdings, LLC for the total purchase price of Ten Million Two Hundred Fifty Thousand dollars ($10,250,000.00). The Company pledged Eighty Thousand Dollars ($80,000) via a promissory note as earnest money for the transaction. The sale is contingent upon the Company’s complete and unconditional approval of: (i) the property and its physical condition, zoning and land use restrictions, and all systems, utilities, and access rights pertaining to the property; (ii) The seller’s documents; (iii) securing financing; (iv) a Phase I environmental assessment & all appropriate inquiries investigation so as to protect the Company under CERCLA; and (v) anything else the Company deems necessary. Closing is scheduled to occur on March 31, 2021 but may be extended depending on the results of the Company’s inspections. RLA Holdings, LLC will be permitted to rent back the 311 Chambers St property after closing for up to 6 months at a rate of $50,000 per month plus all utilities, taxes, insurance, and maintenance expenses.

The Company intends to utilize these properties to improve its production capabilities.

The foregoing description is qualified in its entirety by reference to the purchase agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2020, the Board of Directors of the Company approved an employment agreement (“Employment Agreement”) for its President and Chief Executive Officer, Mark D. Frohnmayer, dated to be effective January 1, 2021.

The term of the Employment Agreement is for two years. Mr. Frohnmayer will receive a salary of Two Hundred Twenty Thousand Dollars ($220,000) per year. If the Company elects not to renew the Employment Agreement or if Mr. Frohnmayer is terminated by the Company without “cause” as defined in the Employment Agreement or Mr. Frohnmayer terminates his employment for “good reason” as defined in the Employment Agreement, provided that Mr. Frohnmayer executes a release and separation agreement in a form provided by the Company, he will receive continuing payments of the then effective Base Salary plus the costs of insurance COBRA for Twelve (12) months. The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on December 30, 2020, the Company adopted the Arcimoto, Inc. 2021 Director Compensation Plan. Members of the Board of Directors, including President and Chief Executive Officer, Mark D. Frohnmayer, and Chief Operations Officer, Terry L. Becker, are eligible to earn compensation for service on the Company’s Board of Directors. The compensation is in the form of a series of retainers which will be divided into quarterly increments and paid out in equity under the terms of the Company’s 2018 Omnibus Stock Incentive Plan. The retainer schedule is as follows:

Board Member Retainer:	$50,000 Per Annum (each)
Chairman Retainer:	$25,000 Per Annum
Lead Director Retainer:	$12,500 Per Annum
Audit Committee Chair Retainer:	$9,000 Per Annum
Audit Committee Member Retainer:	$7,500 Per Annum
Compensation Committee Chair Retainer:	$5,000 Per Annum
Compensation Committee Member Retainer:	$4,000 Per Annum
Nominating and Governance Chair Retainer:	$5,000 Per Annum
Nominating and Governance Member Retainer:	$4,000 Per Annum

The foregoing description is qualified in its entirety by reference to the Arcimoto, Inc. 2021 Director Compensation Plan, a copy of which is being filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase Agreement between Arcimoto, Inc. and RLA Holdings, LLC.

10.2	Employment Agreement by and among Arcimoto, Inc. and Mark D. Frohnmayer, dated to be effective January 1, 2021.

10.3	Arcimoto, Inc. 2021 Director Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: January 6, 2021	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement between Arcimoto, Inc. and RLA Holdings, LLC.

10.2	Employment Agreement by and among Arcimoto, Inc. and Mark D. Frohnmayer, dated to be effective January 1, 2021.

10.3	Arcimoto, Inc. 2021 Director Compensation Plan.

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